Exhibit 10.4
AGREEMENT
     This agreement (“Agreement”) is made as of this 4th day of October, 2006 between PawnMart, Inc. (“PawnMart”) and Integrity Mutual Funds, Inc. (“Integrity”). Sometimes PawnMart and Integrity are referred to herein individually as a “party” and collectively as the “parties.”
     WHEREAS, PawnMart owns 3,050,000 Series A Convertible Preferred Shares (the “Shares”) of Integrity, which Shares are convertible on a one-for-one basis into shares of common shares of Integrity (the “Common Shares”); and
     WHEREAS, the parties desire to place certain restrictions on the conversion of the Shares.
     NOW, THEREFORE, the parties hereto hereby agree as follows:
     1. On or before the earlier to occur of (a) September 30, 2008 or (b) a Sale of Integrity (defined herein) PawnMart agrees that it will not convert such number of Shares that, combined with PawnMart’s and its affiliates’ then holdings of Common Shares, will cause PawnMart and its affiliates to own more than twenty-five percent (25%) of the outstanding Common Shares.
     2. Following the earlier to occur of (i) September 30, 2008 or (ii) a Sale of Integrity, PawnMart can convert Shares free and clear of any restrictions imposed by this Agreement.
     3. For purposes of this Agreement, a “Sale of Integrity” means the occurrence of any one of the following events: (i) the sale or other transfer of fifty percent (50%) or more of the Common Shares; (ii) the sale of all or substantially all of the assets of Integrity; (iii) the merger, consolidation or other reorganization of Integrity with and into another entity, whether or not Integrity is the surviving entity, in which the Common Shares are converted into shares of the successor entity or a holding company thereof (representing fifty percent (50%) or less of the voting power of all capital shares thereof immediately after the merger or consolidation); or (iv) the approval of a plan of complete liquidation of Integrity.
     IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed in multiple counterparts as of the day and year first above written.

PAWNMART:	PAWNMART, INC.

	By:	/s/ Dwayne A. Moyers

Dwayne A. Moyers, Executive Vice President

INTEGRITY:	INTEGRITY MUTUAL FUNDS, INC.

	By:	/s/ Robert E. Walstad

Robert E. Walstad,
Chief Executive Officer